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           Midwest Medical Insurance Holding Company and Subsidiaries
                                (Parent Company)

                   Exhibit 21--Subsidiaries of the Registrant



                                                                                PERCENT                       STATE OF
                  ENTITY                                     DESCRIPTION         OWNED        FEIN         INCORPORATION
-----------------------------------------------          --------------------   --------  ------------   -------------------

Midwest Medical Insurance Holding Company                     Registrant         n/a       41-1625287        Minnesota

    Midwest Medical Insurance Company                      Tier 1 Subsidiary     100%      41-1625288        Minnesota

    Midwest Medical Solutions, Inc.                        Tier 1 Subsidiary     100%      41-1896304        Minnesota

    MMIC Benefits, Inc.                                    Tier 1 Subsidiary     100%      41-1819825        Minnesota

        MMIC Business Office Solutions, Inc.               Tier 2 Subsidiary     100%      41-2019520        Minnesota